Exhibit  99.1
-------------

SafeGuard  Health  Enterprises,  Inc
95  Enterprise,  Suite  100
Aliso  Viejo,  CA  92656-2605
Tel:  (949)  425-4300
Fax:  (949)  425-4533


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002;
                          QUARTERLY REPORT ON FORM 10-Q
                       FOR THE QUARTER ENDED JUNE 30, 2002


Each of the undersigned hereby certifies in his capacity as an officer of SafeGuard Health Enterprises, Inc., (the "Company") that the Annual Report of the Company on Form 10-K for the year ended December 31, 2001, (the "Report") incorporated by reference into the Post-Effective Amendment Number 4 to Form S-8 for the Company Stock Option Plan attached hereto, complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this certification to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on the 27th day of August 2002.


SAFEGUARD  HEALTH  ENTERPRISES,  INC.


By:  /s/  James  E.  Buncher
     -----------------------
     James  E.  Buncher
     President  and  Chief  Executive  Officer
     (Principal  Executive  Officer)

By:  /s/  Dennis  L.  Gates
     ----------------------
     Dennis  L.  Gates
     Senior  Vice  President  and  Chief  Financial  Officer
     (Chief  Accounting  Officer)


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